Exhibit 10.4(i)

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

MASONITE WORLDWIDE HOLDINGS INC. 2009 EQUITY INCENTIVE PLAN

FOR UNITED STATES [EXECUTIVES]

* * * * *

Participant:

Grant Date:

Number of Performance Restricted Stock Units granted:

Performance Restricted Stock Units reserved:

* * * * *

THIS PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Masonite Worldwide Holdings Inc., a British Columbia corporation (the “Company”), and the Participant specified above, pursuant to the Masonite Worldwide Holdings Inc. 2009 Equity Incentive Plan (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Performance Restricted Stock Units (“PRSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the grant of the PRSUs hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of PRSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall not have the rights of a stockholder in respect of the Shares underlying this Award until such Shares are delivered to the Participant in accordance with Section 4.

3. Vesting.

(a) General.

(i) Performance-Based Vesting. All of the PRSUs are nonvested and forfeitable as of the Grant Date. Subject to the satisfaction of the time-based vesting conditions under Section 3(a)(ii) hereof, and except as set forth in Sections 3(b) and 3(c) hereof, the PRSUs shall conditionally vest as follows, subject to the Participant’s continued employment with the Company or any of its Subsidiaries as of each vesting date, as set forth in Section 3(a)(ii) hereof:

(A) One-third (1/3) of the number of PRSUs granted hereunder (the “Tranche I Units”) shall conditionally vest based on the achievement of objective performance criteria as set forth on a schedule to be delivered to the Participant by the Committee no later than thirty (30) days following the Grant Date hereof relating to the Company’s 2011 fiscal year (the “2011 Metrics”) where: (I) one hundred percent (100%) of the Tranche I Units shall vest if the Company achieves target performance of the 2011 Metrics, (II) a number of PRSUs equal to one hundred and fifty percent (150%) of the Tranche I Units shall vest if the Company achieves [one hundred and fifty percent (150%)] of target performance of the 2011 Metrics [and (III) a number of PRSUs equal to eighty percent (80%) of the Tranche I Units shall vest if the Company achieves eighty percent (80%) of target performance of the 2011 Metrics].

(B) Two-thirds (2/3) of the number of PRSUs granted hereunder (the “Tranche II Units”) shall conditionally vest based on the achievement of objective performance criteria as set forth on a schedule to be delivered to the Participant by the Committee no later than March 1, 2012 relating to the Company’s 2012 fiscal year (the “2012 Metrics”) where: (I) one hundred percent (100%) of the Tranche II Units shall vest if the Company achieves target performance of the 2012 Metrics, (II) a number of PRSUs equal to one hundred and fifty percent (150%) of the Tranche II Units shall vest if the Company achieves [one hundred and fifty percent (150%)] of target performance of the 2012 Metrics [and (III) a number of PRSUs equal to eighty percent (80%) of the Tranche II Units shall vest if the Company achieves eighty percent (80%) of target performance of the 2012 Metrics].

(C) [For purposes of determining the number of PRSUs that vest in accordance with the foregoing provisions, the number of PRSUs that vest shall be determined using straight line interpolation for each of the applicable performance metrics for performance between threshold and target and target and maximum performance, respectively, and the effective date of vesting shall be December 31 of the applicable performance year even though the specified performance metrics for the related period may not be determined until a date thereafter. The performance criteria for any particular performance period shall be determined in good faith by the Board, after consultation with the

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Company’s Chief Executive Officer. PRSUs that do not become conditionally vested based on the foregoing schedule shall be immediately forfeited, effective as of December 31 of the applicable performance year, without any further action of the Company whatsoever and without any consideration being paid therefor, and shall cease to be eligible to become fully vested in accordance with Sections 3(a)(ii), 3(b)and 3(c) hereof.

(ii) Time-Based Vesting. Subject to the satisfaction of the performance-based vesting conditions under Section 3(a)(i) hereof, and except as set forth in Sections 3(b)and 3(c) hereof, the aggregate number of Tranche I Units and Tranche II Units that conditionally vest pursuant to Section 3(a)(i)(A) and Section 3(a)(i)(B), respectively, shall vest in full on December 31, 2013, subject to the Participant’s continued employment with the Company or its Subsidiaries through such date.

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued employment with the Company or its Subsidiaries on the applicable vesting dates. Subject to the provisions of Sections 3(b)and 3(c) hereof, PRSUs shall only become fully vested and payable hereunder to the extent that the vesting conditions contained in both of Section 3(a)(i)(A) and Section 3(a)(i)(B) are satisfied.

(b) Certain Terminations. All unvested PRSUs [that have not previously been forfeited] shall immediately become vested upon a Termination due to (i) the Participant’s death, (ii) the Participant’s Disability [, (iii) a Termination by the Company without Cause or (iv) a Termination by the Participant for Good Reason].

(c) [Change in Control. All unvested PRSUs [that have not previously been forfeited] shall immediately become vested upon the six (6) month anniversary of a Change in Control; provided the Participant is continuously employed by the Company or its Subsidiaries through such date].

(d) Forfeiture. Subject to Section 3(b), all unvested PRSUs shall be immediately forfeited upon the Participant’s Termination for any reason.

4. Delivery of Shares.

(a) [General. Subject to Section 4(b) hereof, within thirty (30) days following the vesting of the PRSUs, the Participant shall receive the number of Shares that correspond to the number of PRSUs that have become vested on the applicable vesting date.]

(b) Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would

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otherwise be made pursuant to Section 4(a), such distribution shall be instead made on the earlier of (i) the date the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to 2.5 months following the date such distribution would otherwise have been made.

5. Dividends and Other Distributions. The Participant shall be entitled to receive all dividends and other distributions paid with respect to the Shares underlying the PRSUs, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying PRSUs and shall be paid at the time the Shares are delivered pursuant to Section 4. If any dividends or distributions are paid in Shares with respect to unvested Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the PRSUs with respect to which they were paid.

6. [Forfeiture and Clawback. In the event the Company determines that the Participant has materially violated any of the provisions set forth in Section 7 hereto, and has failed to cure such violation within fifteen (15) days of written notice that is given within thirty (30) days of the Company becoming aware of such violation, unless otherwise determined by the Company, the following shall result:

(a) any outstanding PRSUs, whether vested or unvested, shall immediately be terminated and forfeited for no consideration,

(b) if the Shares subject to PRSUs granted hereunder have been distributed to the Participant and the Participant no longer holds some or all of such Shares, the Participant shall repay to the Company, in cash, within five (5) business days after demand is made therefore by the Company (which must be made within thirty (30) days of such failure to cure), an amount equal to the sum of (I) the total amount of any cash previously paid to the Participant hereunder; and (II) the total amount of any value received by the Participant upon any disposition of any Shares paid to the Participant hereunder; and

(c) if the Shares subject to PRSUs granted hereunder have been distributed to the Participant and the Participant (or any Participant Entities or Permitted Transferees (as such terms are defined in Annex A attached hereto)), continues to hold some or all of such Shares, the Participant shall forfeit and transfer to the Company for no consideration such Shares. If the Participant fails to deliver all or any of the Shares within the time period set forth under this Section 6(c) or under Section 7 of Annex A, then the Secretary of the Company shall be authorized to effect the Company’s repurchase of such Shares on the Company’s books and records, without further notice.]

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7. Restrictive Covenants. As a condition to the receipt of the PRSUs and/or the delivery of Shares hereunder, the Participant agrees as follows

(a) Confidentiality, Non-Disclosure and Non-Competition Agreement. The Company and the Participant acknowledge and agree that during the Participant’s employment with the Company, the Participant will have access to and may assist in developing Confidential Information and will occupy a position of trust and confidence with respect to the affairs and business of the Company and its Affiliates. The Participant agrees that the obligations set forth in this Section 7 are necessary to preserve the confidential and proprietary nature of Confidential Information and to protect the Company and its Affiliates against harmful solicitation of employees and customers, harmful competition and other actions by the Participant that would result in serious adverse consequences for the Company and its Affiliates.

(b) Non-Disclosure. During and after the Participant’s employment with the Company, the Participant will not use, disclose, copy or transfer any Confidential Information other than as authorized in writing by the Company or within the scope of the Participant’s duties with the Company as determined reasonably and in good faith by the Participant. Anything herein to the contrary notwithstanding, the provisions of this Section 7(b) shall not apply (i) when disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order the Participant to disclose or make accessible any information; provided that prior to any such disclosure the Participant shall provide the Company with reasonable notice of the requirements to disclose and an opportunity to object to such disclosure and the Participant shall cooperate with the Company in filing such objection; or (ii) as to information that becomes generally known to the public or within the relevant trade or industry other than due to the Participant’s violation of this Section 7(b).

(c) Materials. The Participant will use Confidential Information only for normal and customary use in the Company’s business, as determined reasonably and in good faith by the Company. The Participant will return to the Company all Confidential Information and copies thereof and all other property of the Company or any of its Affiliate at any time upon the request of the Company and in any event immediately after termination of Participant’s employment. The Participant agrees to identify and return to the Company any copies of any Confidential Information after the Participant ceases to be employed by the Company. Anything to the contrary notwithstanding, nothing in this Section 7 shall prevent the Participant from retaining a home computer (provided all Confidential Information has been removed), papers and other materials of a personal nature, including diaries, calendars and Rolodexes, information relating to his/her compensation or relating to reimbursement of expenses, information that may be needed for tax purposes, and copies of plans, programs and agreements relating to his/her employment.

(d) No Solicitation or Hiring of Employees. During the Non-Compete Period, the Participant shall not solicit, entice, persuade or induce any individual who is employed by the Company or its Affiliates (or who was so employed within twelve (12) months prior to the Participant’s action) to terminate or refrain from continuing such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company or its Affiliates, and the Participant shall not hire, directly or indirectly, for

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himself or any other person, as an employee, consultant or otherwise, any such person. Anything to the contrary notwithstanding, the Company agrees that (i) the Participant’s responding to an unsolicited request from any former employee of the Company for advice on employment matters; and (ii) the Participant’s responding to an unsolicited request for an employment reference regarding any former employee of the Company from such former employee, or from a third party, by providing a reference setting forth his/her personal views about such former employee, shall not be deemed a violation of this Section 7(d); in each case, to the extent the Participant does not encourage the former employee to become employed by a company or business that employs the Participant or with which the Participant is otherwise associated (including, but not limited to, association as a sole proprietor, owner, employer, partner, principal, investor, joint venturer, shareholder, associate, employee, member, consultant, contractor, director or otherwise).

(e) Non-Competition.

(i) During the Non-Compete Period, the Participant shall not, directly or indirectly, (A) solicit, service, or assist any other individual, person, firm or other entity in soliciting or servicing any Customer for the purpose of providing and/or selling any products that are provided and/or sold by the Company or its Subsidiaries, or performing any services that are performed by the Company or its Subsidiaries, (B) interfere with or damage (or attempt to interfere with or damage) any relationship and/or agreement between the Company or its Subsidiaries and any Customer or (C) associate (including, but not limited to, association as a sole proprietor, owner, employer, partner, principal, investor, joint venturer, shareholder, associate, employee, member, consultant, contractor, director or otherwise) with any Competitive Enterprise; provided, however, that Participant may own, as a passive investor, securities of any such entity that has outstanding publicly traded securities so long as his/her direct holdings in any such entity shall not in the aggregate constitute more than 1% of the voting power of such entity. The Participant agrees that, before providing services, whether as an employee or consultant, to any entity during the Non-Compete Period, he/she will provide a copy of this Agreement to such entity, and such entity shall acknowledge to the Company in writing that it has read this Agreement. The Participant acknowledges that this covenant has a unique, very substantial and immeasurable value to the Company, that the Participant has sufficient assets and skills to provide a livelihood for the Participant while such covenant remains in force and that, as a result of the foregoing, in the event that the Participant breaches such covenant, monetary damages would be an insufficient remedy for the Company and equitable enforcement of the covenant would be proper.

(ii) If the restrictions contained in Section 7(e)(i) shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, Section 7(e)(i) shall be modified to be effective for the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable.

(f) Conflicting Obligations and Rights. The Participant agrees to inform the Company of any apparent conflicts between the Participant’s work for the Company and any

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obligations the Participant may have to preserve the confidentiality of another’s proprietary information or related materials before using the same on the Company’s behalf. The Company shall receive such disclosures in confidence and consistent with the objectives of avoiding any conflict of obligations and rights or the appearance of any conflict of interest.

(g) Enforcement. The Participant acknowledges that in the event of any breach or threatened breach of this Section 7, the business interests of the Company and its Affiliates will be irreparably injured, the full extent of the damages to the Company and its Affiliates will be impossible to ascertain, monetary damages will not be an adequate remedy for the Company and its Affiliates, and the Company will be entitled to enforce this Agreement by a temporary, preliminary and/or permanent injunction or other equitable relief, without the necessity of posting bond or security, which the Participant expressly waives. The Participant understands that the Company may waive some of the requirements expressed in this Agreement, but that such a waiver to be effective must be made in writing and should not in any way be deemed a waiver of the Company’s right to enforce any other requirements or provisions of this Agreement. The Participant agrees that each of the Participant’s obligations specified in this Agreement is a separate and independent covenant and that the unenforceability of any of them shall not preclude the enforcement of any other covenants in this Agreement.

8. Conditions. As a condition to the receipt of this PRSU award, the Participant agrees to be bound by the terms of Annex A attached hereto, which is incorporated in, and made a part of, this Agreement.

9. Non-transferability.

(a) Restriction on Transfers. Except as provided in Section 9(b) below, all PRSUs, and any rights or interests therein, (i) shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or by the laws of descent and distribution, (ii) shall not be pledged or encumbered in any way at any time by the Participant (or any beneficiary(ies) of the Participant) and (iii) shall not be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of this PRSU, or the levy of any execution, attachment or similar legal process upon this PRSU, contrary to the terms of this Agreement and/or the Plan, shall be null and void and without legal force or effect.

(b) Permissible Transfers. During the Participant’s lifetime, the Participant may, with the consent of the Committee, transfer without consideration all or any portion of this PRSU to one or more members of his/her Immediate Family, to a trust established for the exclusive benefit of one or more members of his/her Immediate Family, to a partnership in which all the partners are members of his/her Immediate Family, or to a limited liability company in which all the members are members of his/her Immediate Family.

(c) Company Rights. Notwithstanding anything herein to the contrary, the Participant, and any permitted transferee, shall be subject to the Company’s call rights and rights of first refusal set forth in Annex A.

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10. Entire Agreement; Amendment. This Agreement, together with the Plan contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

11. Acknowledgment of Employee. This award of PRSUs does not entitle the Participant to any benefit other than that granted under this Agreement. Any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation. The Participant understands and accepts that the benefits granted under this Agreement are entirely at the discretion of the Company and that the Company retains the right to amend or terminate this Agreement and the Plan at any time, at its sole discretion and without notice.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to the principles of conflict of laws thereof.

13. [Withholding of Tax.

(a) General. As a condition to the distribution of Shares to the Participant, the Participant shall be required to pay in cash, or to make other arrangements satisfactory to the Company (including, without limitation, authorizing withholding from payroll and any other amounts payable to the Participant), an amount sufficient to satisfy any federal, provincial, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the PRSUs. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate or book-entry transfer for such Shares.

(b) Shares Not Publicly Traded. Notwithstanding anything to the contrary in Section 13(a), in the event the Shares are not listed for trading on an established securities exchange on the date the PRSUs are required to be settled then the Company shall, at the request of the Participant, deduct or withhold Shares having a Fair Market Value equal to the minimum amount required to be withheld to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the PRSUs.]

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14. No Right to Employment. Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s employment or service at any time, for any reason and with or without cause.

15. Notices. Any notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

(a) If such notice is to the Company, to the attention of the General Counsel of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

(b) If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

16. Compliance with Laws. This issuance of PRSUs (and the Shares underlying the PRSUs) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the 1934 Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this PRSU or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements.

17. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except as provided by Section 9 hereof) any part of this Agreement without the prior express written consent of the Company.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

20. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

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21. Severability. The invalidity or unenforceability of any provisions of this Agreement, including, without limitation Section 7, in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

22. Compensatory Arrangements; Rule 701 Exemption. The Company and the Participant hereby acknowledge and agree that this Agreement has been executed and delivered, and PRSUs, and the Shares delivered upon settlement, have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and its Subsidiaries, on the one hand, and the Participant, on the other hand. Each of the PRSUs granted hereunder, and the Shares delivered upon settlement, is intended to qualify for an exemption from the registration requirements under the Securities Act, and under similar exemptions pursuant to Rule 701 under applicable state securities laws (collectively, the “Exemption”). In the event that any provision of this Agreement would cause the PRSUs granted hereunder, or the Shares delivered upon settlement, not to qualify for the Exemption or any other applicable exemption from registration under the Securities Act, the Participant and the Company agree that this Agreement shall be deemed automatically amended to the extent necessary to cause the PRSUs, and the Shares delivered upon settlement, to qualify for the Exemption.

23. Definitions. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. For purposes of this Agreement, the following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context:

(a) “Cause” means (i) in the event the Participant is a party to an employment agreement between the Participant and the Company on the Grant Date (the “Employment Agreement”), “Cause” as defined under the Employment Agreement as in effect on the Grant Date; or (ii) in the event the Participant is not a party to the Employment Agreement on the Grant Date, “Cause” shall have the meaning set forth in the Plan

(b) “Competitive Enterprise” means a business enterprise that engages in, or owns or controls a significant interest in any entity that engages in the, the sale or manufacture of entryway doors or door components or other products that are manufactured and sold by the Company and its Subsidiaries during the time the Participant was employed by the Company or its Subsidiaries, and does business (the “Company’s Business”) (a) in the United States of America, (b) Canada or (c) any other country where the Company or its Subsidiaries operates facilities or sells products, but only if the Participant had operational, financial reporting, marketing or other responsibility or oversight for the facility or business in the respective country. Notwithstanding the foregoing, in the event a business enterprise has one or more lines of business that do not involve the Company’s Business, the Participant shall be permitted to associate with such business enterprise if, and only if, the Participant does not participate in, or have supervisory authority with respect to, any line of business involving the Company’s Business.

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(c) “Confidential Information” means all non-public information concerning trade secrets, know-how, software, developments, inventions, processes, technology, designs, financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Company or its Affiliates. Notwithstanding anything to the contrary contained herein, the general skills, knowledge and experience gained during the Participant’s employment with the Company, information publicly available or generally known within the industry or trade in which the Company competes and information or knowledge possessed by the Participant prior to his/her employment by the Company, shall not be considered Confidential Information.

(d) “Customer” means any person, firm, corporation or other entity whatsoever to whom the Company or its Subsidiaries provided services or sold any products to within a twelve month period on, before or after the Participant’s date of Termination.

(e) “Good Reason” means (i) in the event the Participant is a party to the Employment Agreement “Good Reason” as defined under the Employment Agreement as in effect on the Grant Date; or (ii) in the event the Participant is not a party to the Employment Agreement as in effect on the Grant Date, “Good Reason” shall have the meaning set forth in the Plan.

(f) “Non-Compete Period” means (i) the period during which the Participant is subject to Section 7 of the Employment Agreement or (ii) if the Employment Agreement is not in effect on the Participant’s date of termination of employment or if the Participant is not a party to the Employment Agreement “Non-Compete Period” shall mean the period commencing on the Grant Date and ending twelve (12) months after the Participant’s date of termination of employment.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MASONITE INC.

By:

Name:

Title:

PARTICIPANT

Name:

Social Security Number:

Signature Page to PRSU Grant Agreement

Annex A

[Management Shareholders’ Agreement]

ANNEX A

As a condition to (i) receiving an Award under the Plan and (ii) receiving any Stock in settlement of an Award, the Participant hereby agrees that the Participant will be bound by and will comply with the provisions of this Annex A.

1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Masonite Worldwide Holdings Inc. 2009 Equity Incentive Plan (the “Plan”).

2. Issuance of Stock and Awards. Subject to the terms and conditions hereinafter set forth and as set forth in the Plan or any other Company plan providing for the grant, purchase or award of Stock and the Award Agreement(s), as of the Effective Date, the Company is issuing Awards to the Participant. The Parties are entering into Award Agreement(s) concurrently with the issuance of the Awards and the execution and delivery of this Agreement.

3. Participant’s Representations, Warranties and Agreements.

(a) In addition to agreeing to and acknowledging the restrictions on Transfer of the Stock set forth in Sections 4 and 5, prior to the date on which the Company becomes subject to the reporting requirements under the Exchange Act (or otherwise becomes a reporting company under the Exchange Act), if the Participant is an Affiliate of the Company, the Participant also agrees and acknowledges that notwithstanding the provisions in Section 4, if the Participant has received written notification of such requirement, the Participant will not Transfer any shares of Stock to any Person unless counsel for the Participant (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, that registration of such Transfer is not required under applicable law because of the availability of an exemption from registration under applicable law.

Notwithstanding the foregoing, the Company acknowledges and agrees that no opinion of counsel is required in connection with: (x) a Transfer permitted by or made pursuant to Sections 4(a), 5, or 6 hereof, Section 9 of the Shareholders Agreement, or Section 22 of the Articles, or (y) a Transfer permitted upon the death or Disability of the Participant to the Participant’s Estate or a Transfer permitted to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of the Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement.

(b) From and after the date hereof and until such time as the Transfer restrictions set forth in Section 4 no longer apply to such Stock and the Company has reissued a certificate representing such Stock, in addition to any other requirements set forth in the Shareholders Agreement or in any other applicable document, the certificate (or certificates) representing the shares of Stock shall bear legends in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE

SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE EQUITY GRANT AGREEMENT DATED AS OF [DATE] BETWEEN MASONITE INC. (THE “COMPANY”) AND THE INDIVIDUAL NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”

(c) The Participant acknowledges that he/she has been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the shares of Stock and (ii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on Transfer and appropriate stop Transfer restrictions will, if applicable, be issued to the Company’s transfer agent with respect to the Stock. The Participant acknowledges that the Stock may be subject to restricted periods or seasonings periods under applicable securities legislation, regulations and rules of each of the provinces and territories in Canada and the blanket rulings, orders, policy statements and written interpretations issued by the regulatory authorities administering such legislation (collectively, “Canadian Securities Laws”) and that he or she must not transfer, sell or otherwise trade the Stock unless permitted under Canadian Securities Laws. If a Participant is an Affiliate of the Company, the Participant also acknowledges that (1) the Stock must be held indefinitely and the Participant must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Securities Act and any other applicable securities laws or an exemption from such registration is available, (2) when and if the Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such rule and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Securities Act and any other applicable securities laws.

(d) If any shares of Stock are to be disposed of in accordance with an applicable resale exemption or otherwise, the Participant shall promptly notify the Company of such intended disposition in accordance with Section 4 and shall deliver to the Company at, or prior to, the time of such disposition such other documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e) The Participant agrees that, if any shares of Stock are offered in a Public Offering (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Participant will not effect any public sale or distribution of any shares of Stock (except pursuant to the prospectus or registration statement for such Public Offering) during the “Lock-Up Period,” unless otherwise agreed to in writing by the Company. The “Lock-Up Period” is the period (i) beginning on the date of the receipt of a notice from the Company that the Company has filed, or imminently intends to file, a prospectus or registration statement for a Public Offering and (ii) ending 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of the initial Public Offering and ninety (90) days (or such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other Public Offering after, the effective date of the applicable registration statement.

(f) The Participant represents and warrants that (i) with respect to the Awards, the Participant has received and reviewed the information relating to the Stock, including having received and reviewed the documents thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Awards and the Stock underlying the Awards and (ii) the Participant has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which it deems necessary to evaluate the merits and risks related to his/her investment in the Stock and to verify the information contained in the information received as indicated in this Section 3(f), and the Participant has relied solely on such information.

(g) The Participant further represents and warrants that (i) his/her financial condition will be such that the Participant can afford to bear the economic risk of holding the Stock for an indefinite period of time and will have adequate means for providing for his/her current needs and personal contingencies, (ii) the Participant can afford to suffer a complete loss of his/her investment in the Stock, (iii) the Participant understands and has taken cognizance of all risk factors related to the Stock and (iv) his/her knowledge and experience in financial and business matters are such that the Participant is capable of evaluating the merits and risks of his/her acquisition of the Stock as contemplated by the Plan.

4. Transferability of Stock/Awards.

(a) The Participant agrees that until May 30, 2012, he/she will not directly or indirectly offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “Transfer”) any Stock issuable upon exercise or settlement of any Award or of any other equity-related incentive award granted by the Company or any of its direct or indirect subsidiaries (collectively referred to as “Stock”); provided, however, that the Participant may Transfer shares of Stock during such time pursuant to one of the following exceptions: (i) Transfers permitted by this Section 4, (ii) Transfers permitted by Sections 5, 6, or 7 hereof, Section 9 of the Shareholders Agreement, or Section 22 of the Articles, (iii) Transfers pursuant to a (final) prospectus under Canadian Securities Laws or pursuant to an effective registration statement under the Securities Act and has been registered under all applicable securities laws, or (iv) other Transfers permitted by the Board. No Transfer of Stock in violation hereof shall be made or recorded on the books of the Company and any such Transfer shall be void ab initio and of no effect.

(b) Notwithstanding the foregoing, during the period that substantially similar restrictions set forth in the Company’s Articles of Continuance apply to the parties thereto, no Participant shall Transfer any Stock to any Person:

(i) if the Company reasonably determines that such Transfer would, if effected, result in the Company having more than 290 holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act and any relevant rules promulgated thereunder), unless the Company is already subject to the reporting obligations under Section 13 or 15(d) of the Exchange Act and any relevant rules promulgated thereunder; and

(ii) unless (A) the certificates representing such Stock bear legends as provided in Section 3(b) for so long as such legends are applicable, and (B) such transferee (1) shall have executed and delivered to the Company, as a condition precedent to any acquisition of such shares of Stock, an instrument in form and substance satisfactory to the Company confirming that such transferee takes such shares of Stock subject to all the terms and conditions of this Agreement and (2) agrees to be bound by the terms of this Agreement.

The Company shall not transfer upon its books any Stock to any Person except in accordance with this Agreement.

(c) Authority of Board. Nothing contained in this Section 4 shall limit the authority of the Board to take such other action to the extent permitted by law as it deems necessary or advisable to preserve the Company’s status as a non-reporting company under the Exchange Act.

5. The Participant’s Right to Resell Stock and Awards to the Company.

(a) Except as otherwise provided herein and for the purpose of providing a market for the Common Stock or Awards for the applicable Participant Entities, if, prior to the later of May 30, 2012 and a Public Offering, the Participant is still in the employ of the Company (and/or, if applicable, its subsidiaries) and the Participant’s employment is terminated as a result of the death or cessation of active employment due to Disability of the Participant, then the applicable Participant Entity, shall, for one year (the “Put Period”) following the date of such termination, have the right to:

(i) With respect to the Stock, sell to the Company, and the Company shall be required to purchase, on one occasion, all of the Stock then held by the applicable Participant Entities at a per share of Stock price equal to the Fair Value Per share of Stock on the applicable repurchase date (the “Section 5 Repurchase Price”).

(ii) With respect to Stock Options or SARs, receive from the Company, on one occasion, in exchange for all of the vested and/or exercisable Stock Options or SARs then held by the applicable Participant Entities, if any, a number of shares of Stock equal to the quotient of (x) the product of (A) the excess, if any, of the Section 5 Repurchase Price over the option exercise price or SAR base price, as applicable, and (B) the number of vested and/or exercisable shares of Stock underlying the Stock Options or SARs, divided (y) the Section 5 Repurchase Price, which Awards shall be terminated in exchange for such payment (the “Net

Settled Stock”). In the event the foregoing Awards have a zero value, all outstanding exercisable Awards shall be automatically terminated without any payment in respect thereof. In the event that the Participant Entities do not exercise the foregoing rights, all exercisable but unvested and/or unexercised Awards shall terminate pursuant to the terms of the Award Agreement. All unvested and/or unexercisable Awards held by the applicable Participant Entities shall terminate without payment immediately upon termination of employment.

(b) For thirty (30) days following the date that is six (6) months after the receipt by the applicable Participant Entities of the Net Settled Stock (the “Settled Stock Put Period”) (which period may, for the avoidance of doubt, extend after the expiration of the Put Period), sell to the Company, and the Company shall be required to purchase, on one occasion, all such Net Settled Stock held by the applicable Participant Entities, at a per share price equal to the Section 5 Repurchase Price.

(c) In the event the applicable Participant Entities intend to exercise their rights pursuant to Section 5(a), the Participant Entities shall send written notice to the Company, (i) at any time during the Put Period, of their intention to sell Stock in exchange for the payment referred to in Section 5(a)(i) and/or to exchange such Awards for Net Settled Stock or (ii) at any time during the Settled Stock Put Period, of their intention to sell the Net Settled Stock in exchange for the payment referred to in Section 5(a)(ii) (the “Redemption Notice”). The completion of the purchases or exchanges shall take place at the principal office of the Company on the tenth (10th) business day after the giving of the Redemption Notice. The Section 5 Repurchase Price shall be paid by delivery to the applicable Participant Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Participant Entities (or by wire transfer of immediately available funds, if the Participant Entities provide to the Company wire transfer instructions) and the Net Settled Stock shall be delivered to the applicable Participant Entities, both against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Awards so terminated appropriately endorsed or executed by the applicable Participant Entities or any duly authorized representative.

(d) Notwithstanding anything in Section 5(a) to the contrary and subject to Section 11, if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if the repurchase by the Company referred to in Section 5(a) would result in a default or an event of default on the part of the Company or any subsidiary of the Company under any such agreement or if a repurchase would not be permitted under Section 30(2) of the Canada Business Corporations Act or would otherwise violate the Canada Business Corporations Act (or if the Company reincorporates in another jurisdiction, any applicable statutes of such jurisdiction) (each such occurrence being an “Event”), the Company shall not be obligated to repurchase any of the Stock from the applicable Participant Entities until the first business day which is ten (10) calendar days after all of the foregoing Events have ceased to exist (the “Repurchase Eligibility Date”); provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 5(d) shall be that number of shares of Stock as specified in the Redemption Notice and held by the applicable Participant Entities at the time of delivery of the Redemption Notice in accordance with Section 5(c) hereof. Notwithstanding the foregoing and subject to Section 6(d), if an Event exists and is continuing for ninety (90) days, the Participant Entities shall be permitted by written notice to rescind any Redemption Notice.

6. The Company’s Option to Purchase Stock and Awards of Participant Upon Certain Terminations.

(a) Termination for Cause. Except as otherwise provided herein, if, prior to the later of May 30, 2012 and a Public Offering, (1) the Participant’s employment is terminated by the Company for Cause, (2) the beneficiaries of the Participant’s Trust shall include any person or entity other than the Participant, his/her spouse (or ex-spouse) or his/her parents’ lineal descendants (including adopted children) or (3) the Participant shall otherwise effect a Transfer of any of the shares of Stock other than as permitted in this Agreement (other than as may be required by applicable law or an order of a court having competent jurisdiction) after notice from the Company of such impermissible Transfer and a reasonable opportunity to cure such Transfer (each, a “Section 6(a) Call Event”):

(i) With respect to the Stock, the Company may purchase all or any portion of the Stock then held by the applicable Participant Entities at a per share purchase price equal to the lesser of (x) the Fair Value per Share and (y) the per Share amount paid by the Participant Entities to the Company to acquire such Share (any such applicable repurchase price (the “Section 6(a) Repurchase Price”); and

(ii) All unvested and/or unexercised Awards held by the applicable Participant Entities shall terminate, without payment, immediately upon the occurrence of a Section 6(a) Call Event or on such other date provided in the Award Agreement.

(b) Termination for Other than Cause. Except as otherwise provided herein, if, prior to the later of May 30, 2012 and a Public Offering, the Participant’s employment is terminated for a reason other than by the Company for Cause (each, a “Section 6(b) Call Event”), with respect to Stock held by the Participant, the Company may purchase all or any portion of the shares of Stock then held by the applicable Participant Entities at a per share price equal to the Fair Value per share on the date the Call Notice is given, (the “Section 6(b) Repurchase Price”).

(c) Call Notice. The Company shall have a period (the “Call Period”) of ninety (90) days from the six (6) month anniversary of the last date of delivery to the Participant of any Share deliverable pursuant to any outstanding Award (or, if later, with respect to a Section 6(a) Call Event, the date after discovery of, and the applicable cure period for, an impermissible Transfer constituting a Section 6(a) Call Event) in which to give notice in writing to the Participant of its election to exercise its rights and obligations pursuant to this Section 6 (a “Call Notice”). The completion of the purchases pursuant to the Call Notice shall take place at the principal office of the Company on the tenth (10th) business day after delivery of such Call Notice. The applicable Repurchase Price (including any payment with respect to Awards described in this Section 6) shall be paid by delivery to the applicable Participant Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Participant Entities (or by wire transfer of immediately available funds, if the Participant Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Awards so terminated, appropriately endorsed or executed by the applicable Participant Entities or any duly authorized representative.

(d) Delay of Call. Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 11, if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any bona fide loan, guarantee or other agreement with an independent third party under which the Company or any subsidiary of the Company has borrowed money which prohibits the Company from purchasing any of the Stock or the Awards or if the repurchase referred to in Section 6(a) and Section 6(b) would result in a default or an event of default on the part of the Company or any subsidiary of the Company under any such agreement or if a repurchase would not be permitted if there exists and is continuing any Event, the Company shall be entitled to delay the repurchase of any of the Stock or the Awards (pursuant to a Call Notice timely given in accordance with Section 6(c) hereof) from the applicable Participant Entities until the first business day which is ten (10) calendar days after such Event has ceased to exist; provided, however, that the number of shares of Stock subject to repurchase under this Section 6 shall be that number of shares of Stock held by the applicable Participant Entities at the time of delivery of (and as set forth in) a Call Notice in accordance with Section 6(c) hereof. All unvested and/or unexercisable Awards as of the date of a Call Notice shall continue to vest and/or become exercisable until the repurchase of such Awards pursuant to such Call Notice; provided that to the extent that any Awards vest and/or are exercised after the date of such Call Notice, the number of shares of Stock subject to repurchase shall be increased by the same proportion of Stock subject to the Call Notice calculated by multiplying (x) the number of shares of Stock that are acquired after the date of the Call Notice by (y) the quotient of (I) the number of shares of Stock to set forth in the Call Notice over (II) the aggregate number of shares of Stock held by the Participant on the date of the Call Notice. Notwithstanding the foregoing, if an Event exists and is continuing for ninety (90) days, the Participant Entities shall be permitted by written notice to cause the Company to rescind any Call Notice but the Company shall have another thirty (30) days from the date of such the Event ceases to exist to give another Call Notice on the terms applicable to the first Call Notice.

7. Adjustment of Repurchase Price; Definitions.

(a) Adjustment of Repurchase Price. In determining the Repurchase Price of the Stock and Awards, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock and Common Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Section 6.

(b) Definitions. All capitalized terms used in this Agreement and not defined herein shall have such meaning as such terms are defined in the Plan. Terms used herein and as listed below shall be defined as follows:

“Agreement” means this Annex A.

“Articles” means the Masonite Worldwide Holdings Inc. Notice of Articles and Articles of Continuance, as the same may be amended from time to time.

“Award(s)” means equity awards, including, without limitation, SARs and RSUs, which may be settled in shares of Common Stock and granted to the Participant after the Effective Date under the Plan or any other Company plan providing for the grant, purchase or award of Common Stock.

“Award Agreement” means an agreement entered into by and between the Company and the Participant in respect of Awards.

“Call Events” shall mean, collectively, Section 6(a) Call Events and Section 6(b) Call Events.

“Call Notice” shall have the meaning set forth in Section 6(c) hereof.

“Call Period” shall have the meaning set forth in Section 6(c) hereof.

“Canadian Securities Laws” shall have the meaning set forth in Section 3(c) hereof.

“Common Stock” means the Company’s common stock or any security issued by Masonite Inc. or any successor in exchange or in substitution therefore.

“Contingent Awards” shall have the meaning set forth in Section 8(a).

“Event” shall have the meaning set forth in Section 5(d) hereof.

“Excess Price” shall mean the difference between (x) the Fair Value on the relevant date and, (y) the exercise price, with respect to a Stock Option, or the base price, with respect to a SAR.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder.

“Fair Value” shall mean, prior to an initial Public Offering, the fair market value of the Stock as determined in good faith by the Board (or a consultant, financial advisor or such other entity retained by the Board to make such determination). Upon request, the Company will provide to the Participant, strictly for use in determining whether to seek an appraisal its calculation of Fair Value, a description of the methodology and metrics utilized by the Company in making such determination. If the Participant believes that the amount determined by the Board to be the Fair Value is less than the amount that the Participant believes to be the Fair Value and the aggregate amount in dispute exceeds $50,000, the Participant may elect to direct the Company to obtain an appraisal of the Fair Value, which appraisal shall be prepared by a qualified independent appraiser, mutually selected by the Company and the Participant. If the Company and the Participant are unable to agree on such appraiser, they shall each select a qualified independent appraiser, and the two such appraisers shall select a third qualified independent appraiser who has not provided any services to either of the Company or the Participant within twenty-four (24) months preceding the engagement for such appraisal, which third appraiser shall prepare the determination of Fair Value. Such election must be in writing and given to the Company within fifteen (15) days after the Participant receives the Board’s determination of Fair Value. The determination of the appraiser shall be a final and binding determination of Fair Value. If such appraiser determines Fair Value to be 105% or more of the Fair Value determined by the Board, then the Company shall pay the cost of all such appraisers. If such appraiser determines the Fair Value to be less than 105% of the Fair Value determined by the Board, then the Participant shall pay the cost of all such appraisers.

“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Lock-Up Period” shall have the meaning set forth in Section 3(e) hereof.

“Maximum Repurchase Amount” shall have the meaning set forth in Section 11 hereof.

“Net Settled Stock” shall have the meaning set forth in Section 5(a)(ii) hereof.

“Other Stockholder” shall mean the persons that own Common Stock, other than the Participant.

“Participant Company” means any entity controlled by the Participant that is a party to, or member of, a Service Agreement.

“Participant Entities” shall mean the Participant’s Trust, the Participant and the Participant’s Estate, collectively.

“Participant’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Participant.

“Participant’s Trust” shall mean a partnership, limited liability company, corporation, trust or custodianship, the beneficiaries of which may include only the Participant, his/her spouse (or ex-spouse) or his/her parents’ lineal descendants (including adopted) or, if at any time after any such Transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Party(ies)” means the Company and the Participant.

“Permitted Transferee” means any person who could be a beneficiary under the Participant’s Trust.

“Person” means a “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Plan” shall have the meaning set forth in Section 1 hereof.

“Public Offering” shall mean any sale of Stock to the public subsequent to the date hereof pursuant to a (final) prospectus under Canadian Securities Laws or pursuant to an effective registration statement under the Securities Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

“Put Period” shall have the meaning set forth in Section 5(a) hereof.

“Redemption Notice” shall have the meaning set forth in Section 5(c) hereof.

“Rejected Awards” shall have the meaning set forth in Section 8(d).

“Repurchase Eligibility Date” shall have the meaning set forth in Section 5(d) hereof.

“Repurchase Price” shall mean the amount to be paid in respect of the Stock and Awards to be purchased by the Company pursuant to Section 6(a) or 6(b), as applicable.

“Restricted Stock” means restricted stock granted pursuant to the Plan or any other plan of the Company or its Affiliates.

“RSU” means a restricted stock unit granted pursuant to the Plan or any other plan of the Company or its Affiliates.

“SAR” means a stock appreciation right granted pursuant to the Plan or any other plan of the Company or its Affiliates.

“SEC” shall mean the Securities and Exchange Commission.

“Section 5 Repurchase Price” shall have the meaning set forth in Section 5(a)(i) hereof.

“Section 6(a) Call Event” shall have the meaning set forth in Section 6(a) hereof.

“Section 6(b) Call Event” shall have the meaning set forth in Section 6(b) hereof.

“Section 6(a) Repurchase Price” shall have the meaning set forth in Section 6(a) hereof.

“Section 6(b) Repurchase Price” shall have the meaning set forth in Section 6(b) hereof.

“Section 409A Deferred Compensation” shall have the meaning set forth in Section 8(a).

“Section 409A Safe Harbor Date” shall have the meaning set forth in Section 8(c).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Separate Agreement” shall have the meaning set forth in Section 19 hereof.

“Service Agreement” means a contract by and between the Company or any Company Affiliate and the Participant or Participant Company pursuant to which the Company provides services to the Participant or the Participant Company.

“Settled Stock Put Period” shall have the meaning set forth in Section 5(b) hereof.

“Shareholders Agreement” shall mean the Masonite Worldwide Holdings Inc. Shareholders Agreement.

“Stock” shall have the meaning set forth in Section 4(a) hereof.

“Stock-Based Awards” means the right of any kind to receive Stock or benefits measured by the value of a number of shares of Common Stock, and each award of any kind consisting of Stock, in each case, granted pursuant to the Plan or any other plan of the Company or its Affiliates.

“Stock Option” means a non-qualified stock option or incentive stock option granted pursuant to the Plan or any other plan of the Company or its Affiliates.

“Transfer” shall have the meaning set forth in Section 4(a) hereof.

“Unaffiliated Person” shall mean any Person or Group who is not an Affiliate of the Company.

8. Tag-Along and Drag-Along Rights.

(a) The Participant shall be deemed to be a Management Tag Along Holder (as such term is defined in the Articles) for purposes of the Articles, such that the Participant shall be entitled to receive a Tag Along Notice (as such term is defined in the Articles) and otherwise participate in the provisions of the Tag Along Sale as set out in the Articles with respect to (i) the vested portion of any Award and (ii) with respect to the unvested portion of any Award, the portion of such Award that would vest under Section 3(c) of the Award Agreement to which this Annex A is attached in connection with such Tag Along Sale (e.g., where such Tag Along Sale is also a Change in Control) (“Contingent Awards”), and, for purposes of the Articles, Eligible Convertible Securities shall include both vested Awards and Contingent Awards. In such event, the Shares underlying vested Awards and Contingent Awards shall be permitted to be sold pursuant to such Tag Along Sale by the Participant in its capacity as a Management Tag Along Holder. The proceeds from such Tag Along Sale with respect to Contingent Awards shall (A) be deposited into escrow, (B) vest in accordance with the terms of the Applicable Award Agreement (or otherwise) and (C) be distributed to the Participant when the underlying portion of the Award otherwise vests (or in the case of any Contingent Award that is considered to be non-qualified deferred compensation subject to Section 409A of the Code (“Section 409A Deferred Compensation”), when permitted by Section 409A without penalty to the Participant).

(b) The Participant shall be deemed to be a Management Drag Along Holder (as such term is defined in the Articles) for purposes of the Articles, such that the Participant shall be entitled to receive a Drag Along Sale Notice (as such term is defined in the Articles) and otherwise be required to participate in the provisions of the Drag Along Sale as set out in the Articles with respect to (i) the vested portion of any Award and (ii) Contingent Awards, and, for purposes of the Articles, Eligible Convertible Securities shall include both vested Awards and Contingent Awards. In such event, the Shares underlying vested Awards and Contingent

Awards shall be permitted to be sold pursuant to such Drag Along Sale by the Participant in its capacity as a Management Drag Along Holder. The proceeds from such Drag Along Sale with respect to Contingent Awards shall be (A) deposited into escrow (B) vest in accordance with the terms of the Applicable Award Agreement (or otherwise) and (C) be distributed to the Participant when the underlying portion of the Award otherwise vests (or in the case of any Contingent Award that is considered to be Section 409A Deferred Compensation, when permitted by Section 409A without penalty to the Participant).

(c) In the event a Contingent Award is not otherwise intended to be Section 409A Deferred Compensation and the applicability of this Section 8 would cause it to be considered to be Section 409A Deferred Compensation, this Section 8 shall be applied in accordance with its terms; provided that the proceeds from the Tag Along Sale or Drag Along Sale, as applicable, shall be distributed to such Participant by no later than the earlier of (i) the applicable date specified in Section 8(a) or Section 8(b) and (ii) the later of the end of the calendar year in which such Tag Along Sale or Drag Along Sale is consummated and 2.5 months after the consummation of the Tag Along Sale or Drag Along Sale (the date referred to in this clause (ii), the “Section 409A Safe Harbor Date”). In the event proceeds are distributed on the Section 409A Safe Harbor Date prior to the date they otherwise would have vested, the Participant may retain an amount of such distribution sufficient to pay all federal, state, local and employment taxes due on such amount and the balance of such distribution shall be held in escrow until the date such distribution would otherwise have vested in accordance with the Award Agreement or otherwise. In the event such distribution would have been forfeited under the Award Agreement, the amount held in escrow shall be returned to the Company and the Participant shall be required to pay the Company any tax benefit the Participant is entitled to receive with respect to the deduction of any amount repaid to the Company.

(d) In the event the Prospective Selling Shareholder declines to include in the Tag Along Sale any Contingent Award that would be permitted to be included in such Tag Along Sale that the Participant has elected to be included in such Tag Along Sale (the “Rejected Awards”), the Company and/or its Subsidiaries shall purchase the Rejected Awards for cash in an amount equal to the Fair Value of the proceeds the Participant would have received with respect to such Rejected Awards in such Tag Along Sale. The distribution of such cash payment shall be subject to the terms and conditions of this Section 8.

9. Termination. This Agreement shall terminate upon consummation of a Public Offering. Upon termination hereof, no Party shall have any right or obligation hereunder; provided that Section 3(e) shall continue to apply to the Participant through the end of the applicable Lock-Up Period.

10. The Company’s Agreements. If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Participant to sell Stock or shares of Common Stock without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 10, the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Securities Act to be available. Nothing in this Section 10 shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

11. Pro Rata Repurchase. Notwithstanding anything to the contrary contained in Section 6, if at any time consummation of any purchase or payment to be made by the Company pursuant to this Agreement would result in an Event, then the Company shall make purchases from, and payments to, the Participant pro rata (on the basis of the proportion of the number of shares of Stock each the Participant and all Other Participants have elected or are required to sell to the Company) for the maximum number of shares of Stock permitted without resulting in an Event (the “Maximum Repurchase Amount”). The provisions of Section 6(d) shall apply in their entirety to payments and repurchases with respect to Stock which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section 11. Until such Stock is purchased and paid for by the Company, the Participant and the Other Participants whose Stock is not purchased in accordance with this Section 11 shall have priority, on a pro rata basis, over other purchases of Stock by the Company pursuant to this Agreement.

12. Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value Stock or Awards from any Participant, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Company and the Participant holding such Stock hereto, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Participant the right to sell, Stock or any Awards under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

13. Notice of Change of Beneficiary. Immediately prior to any Transfer of Stock to the Participant’s Trust, the Participant shall provide the Company with a copy of the instruments creating the Participant’s Trust and with the identity of the beneficiaries of the Participant’s Trust. The Participant shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Participant’s Trust.

14. Recapitalizations, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, Stock or Awards by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of Common Stock or any other change in the Company’s capital structure, appropriate adjustments shall be made to the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

15. Participant’s Employment with the Company. Nothing contained in this Agreement or in any other agreement entered into by the Company and the Participant, including without limitation, a Service Agreement, (subject to, and except as set forth in, the applicable provisions of any offer letter or letter of employment provided to the Participant by the Company or any employment agreement entered by and between the Participant and the Company) (i) obligates the Company or any subsidiary of the Company to employ the Participant in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Participant at any time or for any reason whatsoever, with or without Cause, and the Participant hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Participant concerning the Participant’s employment or continued employment by the Company or any subsidiary of the Company.

16. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under clause (y) of Section 3(a) or Section 4(a) hereof, such transferee shall be deemed the Participant hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 3(a) or Section 4 hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

17. Amendment. This Agreement may be amended only by a written instrument signed by the parties hereto.

18. Closing. Except as otherwise provided herein, the closing of each purchase and sale of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth (10th) business day following delivery of the notice by either Party to such purchase and sale to the other of its exercise of the right to purchase or sell such Stock hereunder.

19. Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of law principles thereof that would require the application of the laws of another jurisdiction.

(b) Any controversy, dispute or claim arising out of or relating to this Agreement shall first be attempted to be settled through good faith negotiation. If a settlement is not reached, any and all disputes arising out of, relating to or in connection with this Agreement, including, but not limited to, disputes relating to the validity, negotiation, execution, interpretation, performance or non-performance of the Agreement (including the validity, scope and enforceability of this arbitration provision), shall be exclusively resolved by a single arbitrator selected in accordance with the American Arbitration Association Rules, at an arbitration to be conducted in Tampa, Florida, with the arbitrator applying the substantive law of the State of Florida.

(c) Notwithstanding the foregoing, the Company may bring an action or special proceeding in any court of competent jurisdiction, whether or not an arbitration proceeding has theretofore been initiated, for the purpose of seeking temporary or preliminary relief enforcing the provisions of this Agreement pending resolution of a dispute between the Parties, compelling the Participant to arbitrate, and/or enforcing an arbitration award.

(d) The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Florida and the courts of the United States of America located in the State of Florida for the purpose of any judicial proceeding brought in accordance with the provisions of Section 19(c), or any judicial proceeding ancillary to an arbitration or contemplated arbitration arising out of or relating to or concerning the Agreement. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The Parties acknowledge that the fora designated by this Section 19(d) have a reasonable relationship to the Agreement, and to the Parties’ relationship with one another, and the Parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in this Section 19(d), and the Parties agree not to plead or claim the same.

(e) In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

Notwithstanding anything herein to the contrary, if there is a separate employment, change in control or severance agreement in effect between the Participant and the Company or any of its subsidiaries or Affiliates (“Separate Agreement”) that contains an arbitration or a dispute resolution provision similar to the provisions contained herein, the provision in that Separate Agreement shall govern any controversy hereunder as opposed to the provisions set forth herein.

20. Remedies. Each of the Parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any Party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

21. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

22. Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

23. Assignability of Certain Rights by the Company. The Company shall have the right to assign any or all of its rights or obligations to purchase Stock pursuant to Sections 5 and 6 hereof.

24. Miscellaneous.

(a) In this Agreement all references to the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates

(b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

(c) If any payment of money, delivery of Stock or other benefits due to the Participant hereunder could cause the application of an accelerated or additional tax under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), such payment, delivery of shares or other benefits shall be deferred if deferral will make such payment, delivery of shares or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of shares or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company and reasonably acceptable to the Participant, that does not cause such an accelerated or additional tax.

25. Withholding. The Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the applicable Participant Entities any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

26. Notices. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one (1) business day following the date when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a) If to the Company, to it at the following address:

Masonite Inc.

201 N. Franklin Street, Suite 300

Tampa, Florida 33602

Attention: General Counsel

with copies to:

Scott D. Price

Kirkland & Ellis LLP

Citicorp Center

601 Lexington Ave.

New York, NY 10022

(b) If to the Participant, to him/her at the address set forth below under his/her signature; or at such other address as either party shall have specified by notice in writing to the other.